UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2024

Klotho Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

13576 Walnut Street, Suite A
Omaha, NE 68144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

Redwoods Acquisition Corp.

1115 Broadway, 12th Floor

New York, NY 10010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KLTO	The Nasdaq Stock Market LLC
Warrants	KLTOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2024, Dr. Joseph Sinkule, the Company’s Chief Executive Officer, entered into a new three-year employment agreement with the Company.

Pursuant to the Employment Agreement, Dr. Sinkule will receive an annual base salary of $360,000, and will receive an equity award of 1,000,000 options pursuant to the Company’s 2023 Incentive Plan. The options are valid for a period of three (3) years and have an exercise price equal to the closing price of the Company’s common stock on October 24, 2024. In addition, Dr. Sinkule will be eligible to participate in the Company’s annual bonus program for executives.

There are no family relationships between Dr. Sinkule and any other executive officer or director of the Company, and there are no arrangements or understandings between Dr. Sinkule and any other person pursuant to which she was appointed as an officer of the Company. Dr. Sinkule is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
10.1	Employment Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2024	KLOTHO NEUROSCIENCES, INC.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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